Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625

KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE SECOND QUARTER OF FISCAL YEAR 2022

Strong Customer Demand for US Production and New Program Wins
Spokane Valley, WA— February 1, 2022 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended January 1, 2022.
For the second quarter of fiscal year 2022, Keytronic reported total revenue of $134.5 million, up 5% from $128.3 million in the same period of fiscal year 2021. Revenue for the second quarter of fiscal year 2022 related to customer one-time reimbursements for tooling, equipment and other expenses increased approximately $10 million when compared to the previous year. For the first six months of fiscal year 2022, total revenue was $267.2 million, compared to $251.5 million in the same period of fiscal year 2021.
During second quarter of fiscal year 2022, the global supply chain, pandemic and transportation issues continued to disrupt production, including intermittent parts supply, factory downtime and overtime expenses. In addition, the Company had a seasonal closure for two weeks at the end of December, and revenue attributed to customer reimbursements did not contribute to its gross margin. Legal costs related specifically to the SEC’s review of last year’s whistleblower complaint totaled approximately $0.7 million during the quarter. For the second quarter of fiscal year 2022, the Company’s gross margin was 7.3% and operating margin was 1.2%, compared to a gross margin of 8.3% and an operating margin of 2.1% in the same period of fiscal year 2021.
For the second quarter of fiscal year 2022, net income was $0.6 million or $0.05 per share, compared to $1.6 million or $0.14 per share for the same period of fiscal year 2021. For the first six months of fiscal year 2022, net income was $1.4 million or $0.13 per share, compared to $3.3 million or $0.30 per share for the same period of fiscal year 2021.
“We’re pleased with the successful ramp of new programs and our expanding customer base in the second quarter of fiscal 2022, despite the continued headwinds from the global supply chain and COVID-19 challenges,” said Craig Gates, President and Chief Executive Officer. “During the second quarter of fiscal 2022, we continued to see the favorable trend of contract manufacturing returning to North America, with a significant increase in production across our US-based facilities.”
“During the second quarter of fiscal year 2022, we won new programs involving industrial robots, lighting control, disinfection, food production and energy management systems. We also announced a significant new program win with one of the world’s leading power equipment companies, for which we expect to begin manufacturing in the first quarter of fiscal year 2023 and, once fully ramped, could contribute approximately $80 million in annual revenue.”
“While we expect one of our largest customers to reduce demand in coming periods, those reductions will be more than offset by ramps from new customers. Nevertheless, the global supply chain and COVID-19 crises continue to present uncertainty and multiple business challenges, including industry-wide electronic component shortages, workforce disruptions and higher labor costs, which will adversely impact results.”

Business Outlook
For the third quarter of fiscal year 2022, Keytronic expects to report revenue in the range of $130 million to $140 million, and earnings in the range of $0.05 to $0.10 per diluted share. These expected results assume an effective tax rate of 25% in the coming quarter. Despite growing customer demand and backlog, we expect that the ongoing disruptions from the global supply chain and COVID-19 issues will continue to significantly limit production and adversely impact operating efficiencies.
Conference Call
Keytronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) today. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 888-394-8218 or +1-323-794-2588 (Access Code: 5130422). A replay will be available by calling 888-203-1112 or +1-719-457-0820 (Access Code: 5130422).
About Key Tronic
Keytronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Keytronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, could, estimates, expects, hopes, intends, plans, predicts, projects, targets, or will, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this press release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue, earnings, legal and internal review expenses and further costs during fiscal 2022; expenses related to, and estimated recovery from, the COVID-19 health pandemic; demand from new and existing customers; and key components supply and other supply chain and transportation and logistics issues. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: risks relating to the internal investigation by the Audit Committee, including legal and internal review costs, the risk of legal proceedings or government investigations relating to the subject of the internal investigation and related or unrelated matters; the future of the global economic environment and its impact on our customers and suppliers, particularly during the COVID-19 health crisis; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such trade negotiations and other risks including those related to COVID-19 response; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
Net sales	$134,456	$128,262	$267,218	$251,469
Cost of sales	124,648	117,640	247,272	230,832
Gross profit	9,808	10,622	19,946	20,637
Research, development and engineering expenses	2,498	2,392	4,947	4,637
Selling, general and administrative expenses	5,659	5,510	11,254	10,484
Total operating expenses	8,157	7,902	16,201	15,121
Operating income	1,651	2,720	3,745	5,516
Interest expense, net	1,095	848	2,087	1,529
Income before income taxes	556	1,872	1,658	3,987
Income tax provision (benefit)	(31)	292	256	688
Net income	$587	$1,580	$1,402	$3,299
Net income per share — Basic	$0.05	$0.15	$0.13	$0.31
Weighted average shares outstanding — Basic	10,762	10,760	10,762	10,760
Net income per share — Diluted	$0.05	$0.14	$0.13	$0.30
Weighted average shares outstanding — Diluted	11,057	11,385	11,055	11,040

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 1, 2022	July 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,046	$3,473
Trade receivables, net of allowance for doubtful accounts of $330 and $275	123,413	110,324
Contract assets	25,968	24,781
Inventories, net	157,750	137,329
Other	35,374	23,345
Total current assets	343,551	299,252
Property, plant and equipment, net	29,004	35,735
Operating lease right-of-use assets, net	19,068	15,745
Other assets:
Deferred income tax asset	10,637	9,656
Other	8,247	1,458
Total other assets	18,884	11,114
Total assets	$410,507	$361,846
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$131,842	$92,823
Accrued compensation and vacation	7,357	11,471
Current portion of debt, net	4,991	2,143
Other	22,938	20,268
Total current liabilities	167,128	126,705
Long-term liabilities:
Term loans	6,817	7,906
Revolving loan	96,435	90,362
Operating lease liabilities	13,649	11,428
Other long-term obligations	3,843	1,740
Total long-term liabilities	120,744	111,436
Total liabilities	287,872	238,141
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,762 and 10,762 shares, respectively	47,324	47,181
Retained earnings	75,854	74,452
Accumulated other comprehensive income	(543)	2,072
Total shareholders’ equity	122,635	123,705
Total liabilities and shareholders’ equity	$410,507	$361,846
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